Exhibit 99.2

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Concortis Biosystems, Corp. and Subsidiary

Nine Months Ended September 30, 2013

Concortis Biosystems, Corp. and Subsidiary

Unaudited Financial Statements

Nine Months Ended September 30, 2013

CONCORTIS BIOSYSTEMS, CORP. AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEET

Nine Months Ended September 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$250,626
Accounts receivable, net	635,415

Total current assets	886,041
Property and equipment, net	328,366
Other, net	14,891

Total assets	$1,229,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,239
Accrued payroll and related	77,203
Accrued expenses	687,837
Related party loan agreements	8,335

Total current liabilities	827,614
Deferred rent liability	60,611
Deferred tax liability	36,031
Commitments and contingencies, Note 5
Stockholders’ equity:
Common stock, $0.005 par value; 10,000,000 shares authorized; 9,795,000 shares issued and outstanding	48,975
Accumulated other comprehensive income	851
Additional paid-in capital	151,272
Accumulated deficit	103,944

Total stockholders’ equity	305,042

Total liabilities and stockholders’ equity	$1,229,298

See accompanying notes

CONCORTIS BIOSYSTEMS, CORP. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

Nine Months Ended September 30, 2013
Revenues:
Sales and service	$2,446,672

Total revenues	2,446,672
Operating expenses:
Cost of revenues	1,354,492
Research and development	459,939
General and administrative	552,032

Total operating expenses	2,366,463

Income from operations	80,209
Interest expense	(4,172)
Other income, net	5,839

Net income	$81,876

Other comprehensive income:
Net income	$81,876
Foreign currency translation	851

Other comprehensive income	$82,727

See accompanying notes

CONCORTIS BIOSYSTEMS, CORP. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

Nine Months Ended September 30, 2013
Operating activities
Net income	$81,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,541
Stock-based compensation	23,541
Provision for doubtful accounts	19,399
Changes in operating assets and liabilities:
Accounts receivable	(229,493)
Accrued expenses and other liabilities	526,878
Deferred revenue	(82,675)
Deferred rent obligations	59,374

Net cash provided by operating activities	448,441

Investing activities
Purchases of property and equipment	(209,435)

Net cash used for investing activities	(209,435)

Financing activities
Net repayments under related party loan agreements	(186,245)

Net cash used by financing activities Effect of exchange rate changes on cash and cash equivalents	(186,245 2,635)

Net change in cash and cash equivalents	55,396
Cash and cash equivalents at beginning of period	195,230

Cash and cash equivalents at end of period	$250,626

See accompanying notes

Concortis Biosystems, Corp. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

September 30, 2013

1. Organization and Basis of Presentation

Concortis Biosystems, Corp, together with its wholly-owned subsidiary (collectively, the “Company” or “Concortis”) is a privately-held biotechnology company focused on creating next generation biotherapeutics using proprietary conjugation technologies and novel drug delivery systems. The Company uses its proprietary technologies to provide various customized reagents as well as drug conjugation services to customers in the pharmaceutical industry. The Company was incorporated in the state of Delaware on October 30, 2008 (inception).

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company’s wholly-owned subsidiary, JingYin Concortis, based in Jiang Su, PR China. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable, however, actual results may differ from these estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. At times the Company may maintain deposits in financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which such deposits are held.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, other assets, accounts payable, accrued expenses and deferred revenue. Fair value estimates of these instruments are made at a specific point in time, based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. As of September 30, 2012 the carrying amount of these instruments are generally considered to be representative of their respective fair values because of the short-term nature of these instruments.

Accounts Receivable

Accounts receivable consists of trade receivables from customers which are generally unsecured and due within 30 days. Estimated credit losses related to accounts receivable are recorded as an allowance for doubtful accounts within accounts receivable, net. The Company reviews reserves and makes adjustments based on historical experience and known collectability issues. A provision for doubtful accounts is charged to general and administrative expenses. When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts. As of September 30, 2013, the allowance for doubtful accounts was $21,000.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally three to five years. Repairs and maintenance are charged to expense as incurred.

Revenue Recognition

The Company’s revenues are generated from the sale of various customized reagents and providing professional services. Reagents are used for preparing antibody drug conjugates (“ADC”), these reagents include industrial standard cytotoxins, linkers, and linker-toxins. The Company’s professional services include providing synthetic expertise to customer’s synthesis by delivering them proprietary cytotoxins, linkers and linker-toxins and ADC service using industry standard toxin and antibodies provided by customers. The ADC’s are generally used for research and pre-clinical studies by the Company’s customers. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered, (iii) the price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development Costs

All research and development costs are charged to expense as incurred.

Concortis Biosystems, Corp. and Subsidiary

Notes to Unaudited Consolidated Financial Statements (continued)

Income Taxes

The provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740-10, Uncertainty in Income Taxes, address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The Company has determined that it has no uncertain tax positions.

The Company provides for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. The Company files income tax returns in the U.S. federal jurisdiction and one state jurisdiction. The Company is subject to U.S. federal income tax examinations by tax authorities for all years since 2010 and state income tax examination by tax authorities for all years since 2009.

Foreign Currency Translation

Assets and liabilities of the Subsidiary are denominated in Chinese Renminbi, which is the functional currency of the Subsidiary, and are translated at the exchange rate in effect at the consolidated balance sheet date. Revenues, costs and expenses are translated at the average exchange rate during the period. Transaction gains and losses are included in the consolidated statement of operations and have not been significant for the periods presented. Translation adjustments related to the subsidiary are reflected as a component of stockholders’ equity in other comprehensive income.

Comprehensive Income

In accordance with authoritative guidance on the reporting of comprehensive income, all components of comprehensive income are reported in the consolidated financial statements in the period which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, are reported net of their related tax effect to arrive at comprehensive income. For the nine months ended September 30, 2013, comprehensive income consisted of the Company’s net income and foreign currency translation adjustments.

Concortis Biosystems, Corp. and Subsidiary

Notes to Unaudited Consolidated Financial Statements (continued)

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, which establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity-based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at estimated fair value as they vest.

3. Related Party Transactions

As of September 30, 2013, the Company owed $323 in principal and $8,012 in accrued interest related to loan agreements with certain officers and employees of the Company. These loan agreements bear interest at 5% per annum and generally mature within six months of the agreement date. The Company recorded $4,172 in interest expense related to these agreements during the nine months ended September 30, 2013.

4. Stockholders’ Equity

Common Stock

In October 2010, in conjunction with the founding of the Company, 8,120,000 shares of fully vested common stock were issued to the founders at a weighted average price of $0.006 per share.

On December 1, 2012, the Company sold 500,000 shares of unrestricted common stock at $0.20 per share, for aggregate gross proceeds of $100,000. The Company incurred no offering costs in connection with this issuance. During the year ended December 31, 2012, the Company issued 925,000 shares of restricted common stock to employees for services to be rendered. During the nine months ended September 30, 2013, the Company issued 250,000 shares of restricted stock to employees and a consultant for services to be rendered.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

Stock Options

The Company adopted the 2011 Equity Incentive Plan (the Plan) in May 2011. 205,000 shares of common stock are reserved under the Plan for issuance to employees, non-employee directors and consultants of the Company. The Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and rights to purchase restricted stock to eligible recipients. Recipients of incentive stock options shall be eligible to purchase shares of the Company’s common stock at an exercise price equal to no less than the estimated fair market value of such stock on the grant date. The maximum term of options granted under the Plan is ten years. All grants generally vest 25% on the first anniversary of the original vesting commencement date, with the balance vesting quarterly over the remaining four years. The Company also has the right of first refusal to purchase any proposed disposition of shares issued under the Plan. The shares of common stock issued from the exercise of stock options are restricted and vest over time. The Company has the option to repurchase any unvested shares at the original purchase price upon any voluntary or involuntary termination. In the event of a merger, sale, or other change in control of the Company any unvested shares vest immediately in the event of termination for reasons other than cause. As of September 30, 2013, 205,000 options were outstanding and no options remain available for future grants under the Plan.

Restricted Stock

The Company has awarded restricted stock to certain employees which are generally subject to a vesting and restriction period over four years. As of September 30, 2013, 1,175,000 restricted shares were outstanding and 418,752 shares remain unvested.

For the nine months ended September 30, 2013, the Company recognized employee related stock-based compensation on option and restricted stock awards of $23,541.

5. Commitments and Contingencies

Leases

In January 2012, the Company entered into a lease for its corporate headquarters under a noncancelable operating lease that expires in June 2015. As amended in November 2012, the lease space was expanded and the lease expiration was extended to June 2018. Rental expense for the nine months ended September 30, 2013 was $135,958. The Company has provided a security deposit of $14,891 to secure its obligations under the lease. As of September 30, 2013, future minimum lease obligations were $722,401.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

6. Subsequent Event

On December 19, 2013, Concortis Biosystems, Corp. was acquired by Sorrento Therapeutics, Inc. (“Sorrento”) and became a wholly-owned subsidiary of Sorrento. The Company’s wholly-owned subsidiary was excluded from the acquisition. The Company’s shareholders exchanged all of their shares of the Company’s common stock for 1,331,978 shares of Sorrento’s common stock. Based on the Sorrento closing share price on December 18, 2013, the transaction is valued at $11.3 million. In connection with the acquisition, Dr. Zhenwei (“David”) Miao, the President and Chief Scientific Officer of Concortis was appointed by Sorrento as its Chief Technical Officer. In addition, Dr. Miao and certain other employees of Concortis will receive annual supplemental cash bonus payments totaling $1,000,000 on December 31 of each of the years ending 2013, 2014, 2015, and 2016.

The Company has evaluated subsequent events through March 3, 2014, which is the date the financial statements were available to be issued.